Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com

Photronics Reports First Quarter Fiscal 2026 Results

BROOKFIELD, Conn. February 25, 2026 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its first quarter of fiscal year 2026 ended February 1, 2026.

Commenting on the first quarter performance, Chairman and CEO George Macricostas said, “Photronics delivered strong results in our fiscal first quarter achieving record high-end IC revenue for the second consecutive quarter. We remain on track with our facility expansion plans, which along with continuous process improvements and the refinement of our execution, will diversify our geographic revenue mix as industry regionalization continues.”

First Quarter Fiscal 2026 Results
•	Revenue was $225.1 million, up 6.1% year-over-year and up 4.3% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $42.9 million, or $0.74 per diluted share, compared with $42.9 million, or $0.68 per diluted share, in the first quarter of 2025 and $61.8 million, or $1.07 per diluted share, in the fourth quarter of 2025.

•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $35.7 million, or $0.61 per diluted share, compared with $32.4 million, or $0.52 per diluted share in the first quarter of 2025 and $34.6 million, or $0.60 per diluted share, in the fourth quarter of 2025.

•	IC revenue was $165.3 million, an increase of 7% year-over-year and up 5% sequentially.
•	FPD revenue was $59.8 million, an increase of 3% both year-over-year and sequentially.
•	Cash, cash equivalents and short-term investments at the end of the quarter were $636.9 million, of which $459.1 million was associated with our Joint Ventures, of which we own 50.01%.
•	Cash generated from operating activities was $97.3 million, and cash invested in organic growth through capital expenditures was $47.6 million.

Second Quarter Fiscal 2026 Guidance

For the second quarter of fiscal 2026, Photronics expects Revenue to be between $212 million and $220 million and non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders to be between $0.49 and $0.55 per share.

Webcast

A webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on February 27, 2026. The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click conference registration. It is suggested that participants register fifteen minutes prior to the call's scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks, which are high precision photographic quartz or glass plates that contain microscopic images of electronic circuits. Photomasks are a key element in the manufacture of ICs and FPDs and are used as masters to transfer circuit patterns onto semiconductor wafers and FPD substrates. Founded in 1969, Photronics has been a trusted photomask supplier for over 56 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders are "non-GAAP financial measures" as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

Totals presented may not sum due to rounding.

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	February 1, 2026	October 31, 2025	February 2, 2025

Revenue	$225,066	$215,770	$212,138

Cost of goods sold	146,364	140,236	136,603

Gross Profit	78,702	75,534	75,535
Gross margin %	35.0%	35.0%	35.6%

Operating Expenses:

Selling, general and administrative	21,311	20,001	19,101

Research and development	2,588	3,185	4,257

Total Operating Expenses	23,899	23,186	23,358

Other operating Income (expense)	56	(241)	-

Operating Income	54,859	52,107	52,177
Operating Margin	24.4%	24.1%	24.6%

Other income, net	19,673	23,855	24,981

Income Before Income Tax Provision	74,532	75,962	77,158

Income tax provision (benefit)	14,355	(2,659)	18,901

Net Income	60,177	78,621	58,257

Net income attributable to noncontrolling interests	17,238	16,820	15,406

Net income attributable to Photronics, Inc. shareholders	$42,939	$61,801	$42,851

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$0.74	$1.07	$0.69

Diluted	$0.74	$1.07	$0.68

Weighted-average number of common shares outstanding:

Basic	57,794	57,600	62,093

Diluted	58,390	57,977	62,661

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	February 1, 2026	October 31, 2025

Assets

Current assets:
Cash and cash equivalents	$544,133	$492,256
Short-term investments	92,738	95,909
Accounts receivable	199,490	195,921
Inventories	62,653	61,767
Other current assets	47,235	44,199

Total current assets	946,249	890,052

Property, plant and equipment, net	894,620	854,436
Other assets	60,550	60,046

Total assets	$1,901,419	$1,804,534

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$11	$11
Accounts payable and accrued liabilities	206,638	165,862

Total current liabilities	206,649	165,873

Long-term debt	10	13
Other liabilities	44,839	41,341

Equity:
Photronics, Inc. shareholders' equity	1,211,390	1,173,589
Noncontrolling interests	438,531	423,718
Total equity	1,649,921	1,597,307

Total liabilities and equity	$1,901,419	$1,804,534

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	February 1, 2026	February 2, 2025

Cash flows from operating activities:
Net income	$60,177	$58,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,802	20,792
Share-based compensation	2,851	3,334
Changes in operating assets, liabilities and other	14,424	(3,917)

Net cash provided by operating activities	97,254	78,466

Cash flows from investing activities:
Purchases of property, plant and equipment	(47,635)	(35,200)
Purchases of short-term investments	(36,611)	-
Proceeds from maturities of short-term investments	41,483	41,482
Government incentives	2,567	620
Other	(80)	(57)

Net cash (used in) provided by investing activities	(40,276)	6,845

Cash flows from financing activities:
Repayments of debt	(3)	(15,343)
Common stock repurchases	-	(4,573)
Proceeds from share-based arrangements	752	1,433
Net settlements of restricted stock awards	-	(1,995)

Net cash provided by (used in) financing activities	749	(20,478)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(5,915)	(21,202)

Net increase in cash, cash equivalents, and restricted cash	51,812	43,631
Cash, cash equivalents, and restricted cash, beginning of period	495,113	601,243

Cash, cash equivalents, and restricted cash, end of period	546,925	644,874

Less: Ending restricted cash	2,792	2,674

Cash and cash equivalents at end of period	$544,133	$642,200

PHOTRONICS, INC.

Reconciliation of U.S. GAAP to non-GAAP:
Net income and diluted earnings per share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended
	February 1, 2026	October 31, 2025	February 2, 2025

U.S. GAAP net income attributable to Photronics, Inc. shareholders	$42,939	$61,801	$42,851
FX (gain) loss	(12,865)	(18,615)	(18,443)
Estimated tax effects of FX (gain) loss	2,553	4,781	5,152
Estimated noncontrolling interest effects of above	3,032	3,341	2,823

Reversal of deferred tax valuation allowance	-	(16,751)	-

Non-GAAP net income attributable to Photronics, Inc. shareholders	$35,659	$34,557	$32,383

Weighted-average number of common shares outstanding - Diluted	58,390	57,977	62,661

U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.74	$1.07	$0.68
Effects of non-GAAP adjustments above	(0.13)	(0.47)	(0.16)
Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.61	$0.60	$0.52